Back to Form 10-Q

Exhibit 10.14

Contract with Eligible Medicare Advantage Organization Pursuant to
Sections 1851 through 1859 of the Social Security Act for the Operation of a Medicare Advantage Private Fee-For-Service Plan(s)

CONTRACT (#H6499)
Between
Centers for Medicare & Medicaid Services (hereinafter referred to as CMS)
Stone Harbor Insurance Company
(hereinafter referred to as the MA Organization)

CMS and the MA Organization, an entity which has been determined to be an eligible Medicare Advantage Organization by the Administrator of the Centers for Medicare & Medicaid Services under 42 CFR 422.503, agree to the following for the purposes of sections 1851 through 1859 of the Social Security Act (hereinafter referred to as the Act):

(NOTE: Citations indicated in brackets are placed in the text of this contract to note the regulatory authority for certain contract provisions. All references to Part 422 are to 42 CFR Part 422.)

You must check off AND initial each required Addendum type to reflect the coverage offered under the H (or R) number associated with this contract

Addendum Type		Initials
✓	Part D Addendum	TF
✓	Employer-Only MA-PD Addendum (800 Series)	TF
__	Employer-Only MA Only Addendum (800 Series)	____
__	Variances/Waivers (Provided directly to Demonstration Organizations by CMS)	____

Article I
Term of Contract

The term of this contract shall be from the date of signature by CMS' authorized representative through December 31, 2007, after which this contract may be renewed for successive one-year periods in accordance with 42 CFR 422.505(c). [422.505]

This contract governs the respective rights and obligations of the parties as of the effective date set forth above, and supersedes any prior agreements between the MA Organization and CMS as of such date. MA organizations offering Part D benefits also must execute an Addendum to the Medicare Managed Care Contract Pursuant to Sections 1860D-1 through 1860D-42 of the Social Security Act for the Operation of a Voluntary Medicare Prescription Drug Plan (hereafter the "Part D Addendum"). For MA Organizations offering MA-PD plans, the Part D Addendum governs the rights and obligations of the parties relating to the provision of Part D benefits, in accordance with its terms, as of its effective date.

Article II
Private Fee-For-Service Plan

A. The MA Organization agrees to operate one or more private fee-for-service plans (as defined in 42 CFR 422.4(a)(3)), as described in its final Plan Benefit Package (PBP) bid submission (benefit and price bid) proposal as approved by CMS and as attested to in the Medicare Advantage Attestation of Benefit Plan and Price, and in compliance with the requirements of this contract and applicable Federal statutes, regulations, and policies.
B. Except as provided in paragraph (C) of this Article, this contract is deemed to incorporate any changes that are required by statute to be implemented during the term of the contract and any regulations or policies implementing or interpreting such statutory provisions.
C.CMS will not implement, other than at the beginning of a calendar year, requirements under 42 CFR Part 422 that impose a new significant cost or burden on MA organizations or plans, unless a different effective date is required by statute. [422.521]

Article III

Functions To Be Performed By Medicare Advantage Organization

A. PROVISION OF BENEFITS
1. The MA Organization agrees to provide enrollees in each of its MA plans the basic benefits as required under §422.101 and, to the extent applicable, supplemental benefits under §422.102 and as established in the MA Organization's final benefit and price bid proposal as approved by CMS and listed in The MA Organization Attestation of Benefit Plan and Price, which is attached to this contract. The MA Organization agrees to provide access to such benefits as required under subpart C in a manner consistent with professionally recognized standards of health care and according to the access standards stated in §422.114. The MA Organization agrees to provide post-hospital extended care services, should an MA enrollee elect such coverage, through a skilled nursing facility according to the requirements of section 1852(1) of the Act and §422.133 . A home skilled nursing facility is a facility in which an MA enrollee resided at the time of admission to the hospital, a facility that provides services through a continuing care retirement community, or a facility in which the spouse of the enrollee is residing at the time of the enrollee's discharge from the hospital, or hospital, or wherever the enrollee resides immediately before admission for extended care services. [422.133; 422.504(a)(3)] 2. The MA Organization shall authorize benefits according to the local medical review policies (LMRPs) for services provided in geographic areas where the LMRPs represent an expansion of Medicare coverage policies as compared to national Medicare coverage policies. [422.101(b)(2)]

B. ENROLLMENT REQUIREMENTS
1. The MA Organization agrees to accept new enrollments, make enrollments effective, process voluntary disenrollments, and limit involuntary disenrollments, as provided in subpart B of part 422.
2. The MA Organization shall comply with the provisions of §422.110 concerning prohibitions against discrimination in beneficiary enrollment. [422.504(a)(2)]

C. BENEFICIARY PROTECTIONS
1. The MA Organization agrees to comply with all requirements in subpart M of part 422 governing coverage determinations, grievances, and appeals. [422.504(a)(7)]
2. The MA Organization agrees to comply with the confidentiality and enrollee record accuracy requirements in §422.118.
3. Beneficiary Financial Protection. The MA Organization agrees to comply with the following requirements:
(a) Each MA Organization must adopt and maintain arrangements satisfactory to CMS to protect its enrollees from incurring liability for payment of any fees that are the legal obligation of the MA Organization. To meet this requirement the MA Organization must—
(i) Ensure that all contractual (including deemed contracts under §422.216) or other written arrangements with providers prohibit the Organization's providers from holding any beneficiary enrollee liable for payment of any fees that are the legal obligation of the MA Organization; and
(ii) Indemnify the beneficiary enrollee for payment of any fees that are the legal obligation of the MA Organization for services furnished by providers that do not contract, or that have not otherwise entered into an agreement with the MA Organization, to provide services to the organization's beneficiary enrollees. This provision does not apply to providers operating under deemed contracts under §422.216. [422.504(g)(l)]
(iii) Ensure that in the MA Organization's terms and conditions of payment to hospitals, if balance billing is imposed, the hospitals are obligated to provide notice to enrollees of their potential liability for services where balance billing could amount to not less than $500. This notice shall be provided according to the requirements of§422.216(d)(2).
(b) The MA Organization must provide for continuation of enrollee health care benefits-(i) For all enrollees, for the duration of the contract period for which CMS payments have been made; and

(ii) For enrollees who are hospitalized ofi.the date its contract with CMS terminates, or, in the event of the MA Organization's insolvency, through the date of discharge. [422.504(g)(2)]
(c) In meeting the requirements of this section (C), other than the provider contract requirements specified in paragraph (C)(3)(a) of this Article, the MA Organization may use—
(i) Contractual arrangements;
(ii) Insurance acceptable to CMS;
(iii) Financial reserves acceptable to CMS; or
(iv) Any other arrangement acceptable to CMS. [422.504(g)(3)]

D. PROVIDER PROTECTIONS
1. The MA Organization agrees to comply with all applicable provider requirements in 42 CFR Part 422 Subpart E, including provider certification requirements, anti-discrimination requirements, provider participation and consultation requirements, the prohibition on interference with provider advice, limits on provider indemnification, rules governing payments to providers, and limits on physician incentive plans. [422.504(a)(6)]
2. Prompt Payment.
(a) The MA Organization must pay 95 percent of "clean claims" within 30 days of receipt if they are submitted by, or on behalf of, an enrollee of a MA PFFS plan or are for claims for services that are not furnished under a written agreement between the organization and the provider.
(i) The MA Organization must pay interest on clean claims that are not paid within 30 days in accordance with sections 1816(c)(2) and 1842(c)(2) of the Act.
(ii) All other claims from non-contracted providers must be paid or denied within 60 calendar days from the date of the request. [422.520(a)]
(b) Contracts, deemed contracts, or other written agreements between the MA Organization and its providers must contain a prompt payment provision, the terms of which are developed and agreed to by both the MA Organization and the relevant provider. [422.520(b)]
(c) If CMS determines, after giving notice and opportunity for hearing, that the MA Organization has failed to make payments in accordance with subparagraph (2)(a) of this section, CMS may provide—
(i) For direct payment of the sums owed to providers; and
(ii) For appropriate reduction in the amounts that would otherwise be paid to the MA Organization, to reflect the amounts of the direct payments and the cost of making those payments. [422.520(c)]

3. Payment Rates:
(a) The MA Organization shall make payments to providers according to the requirements of §422.114.
(b) CMS and the MA Organization shall reach agreement, on or before the effective date of this contract, on provider payment methodologies, which shall include provider payment proxies, also described as estimated Original Medicare payment amounts.
(c) The MA Organization agrees to implement revised provider payment schedules on the same date that such changes are required of contractors administering the Original Medicare benefit.

(d) The MA Organization agrees that it ; shall revise its provider payment schedule to reflect the requirements of legislative or regulatory changes made during the term of this contract. Also, the MA Organization agrees that CMS may require the MA Organization to revise its provider payment schedule if CMS determines that the existing schedule does not comply with the provisions of §422.114(a)(2). [422.114]
(e) The MA Organization agrees that it shall establish and maintain a payment appeal system under which MA plan providers may have their payment claims reviewed in the event that the provider believes he was paid less than he would have been paid under Original Medicare. Under such a system, if a provider reasonably demonstrates that they have not received proper payment, the MA Organization shall pay the provider the difference between what the provider had received and what he would have received under Original Medicare.
(f) The MA Organization agrees to make its provider payment schedule available to the public in such a manner as to allow providers a reasonable opportunity to be informed about payment methodologies under the MA plan. This includes posting the schedule on a Web site maintained by the Organization.

E. QUALITY REQUIREMENTS

The MA Organization agrees to comply with quality requirements as described in §422.152(f).

F. COMPLIANCE PLAN
The MA Organization agrees to implement a compliance plan in accordance with the requirements of §422.503(b)(4)(vi). (422.503(b)(4)(vi)]

G. COMPLIANCE DEEMED ON THE BASIS OF ACCREDITATION: CMS may deem the MA Organization to have met the quality improvement requirements of§1852(e) of the Act and §422.152, the confidentiality and accuracy of enrollee records requirements of§1852(h) of the Act and §422.118, the anti-discrimination requirements of§1852(b) of the Act and §422.110, the access to services requirements of§1852(d) of the Act and §422.112, the advance directives requirements of§1852(i) of the Act and §422.128, the provider participation requirements of § 1852(J) of the Act and 42 CFR Part 422, Subpart F, and the applicable requirements described in §423.165, if the MA Organization is fully accredited (and periodically reaccredited) by a private, national accreditation organization approved by CMS and the accreditation organization used the standards approved by CMS for the purposes of assessing the MA Organization's compliance with Medicare requirements. The provisions of §422.156 shall govern the MA Organization's use of deemed status to meet MA program requirements.

H. PROGRAM INTEGRITY
1. The MA Organization agrees to provide notice based on best knowledge, information, and belief to CMS of any integrity items related to payments from governmental entities, both federal and state, for healthcare or prescription drug services. These items include any investigations, legal actions or matters subject to arbitration brought involving the MA Organization (or MA Organization's firm if applicable) and its subcontractors (excluding contracted network providers), including any key management or executive staff, or any major shareholders (5% or more), by a government agency (state or federal) on matters relating to payments from governmental entities, both federal and state, for healthcare and/or prescription drug services.

In providing the notice, the sponsor shall keep the government informed of when the integrity item is initiated and when it is closed. Notice should be provided of the details concerning any resolution and monetary payments as well as any settlement agreements or corporate integrity agreements.

2. The MA Organization agrees to provide notice based on best knowledge, information, and belief to CMS in the event the MA Organization or any of its subcontractors is criminally convicted or has a civil judgment entered against it for fraudulent activities or is sanctioned under any Federal program involving the provision of health care or prescription drug services.

I. MARKETING
1. The MA Organization may not distribute any marketing materials, as defined in 42 CFR 422.80(b) and in the Marketing Materials Guidelines for Medicare Advantage-Prescription Drug Plans and Prescription Drug Plans (Medicare Marketing Guidelines), unless they have been filed with and not disapproved by CMS in accordance with §422.80. The file and use process set out at §422.80(a)(2) must be used, unless the MA organization notifies CMS that it will not use this process.
2. CMS and the MA Organization shall agree upon language setting forth the benefits, exclusions and other language of the Plan. The MA Organization bears full responsibility for the accuracy of its marketing materials. CMS, in its sole discretion, may order the MA Organization to print and distribute the agreed upon marketing materials, in a format approved by CMS. The MA Organization must disclose the information to each enrollee electing a plan as outlined in 42 CFR422.111.
3. The MA Organization agrees that any advertising material, including that labeled promotional material, marketing materials, or supplemental literature, shall be truthful and not misleading. All marketing materials must include the Contract number. All membership identification cards must include the Contract number on the front of the card.
4. The MA Organization must comply with the Medicare Marketing Guidelines, as well as all applicable statutes and regulations, including and without limitation Section 1851(h) of the Act and 42 CFR §§422.80, 422.111 and 423.50. Failure to comply may result in sanctions as provided in 42 CFR Part 422 Subpart 0.

Article IV

CMS Payment to MA Organization

A. The MA Organization agrees to develop its annual benefit and price bid proposal and submit to CMS all required information on premiums, benefits, and cost sharing, as required under 42 CFR Part 422 Subpart F. [422.504(a)(10)]

B. Methodology. CMS agrees to pay the MA Organization under this contract in accordance with the provisions of section 1853 of the Act and 42 CFR Part 422 Subpart G. [422.504(a)(9)]

C. Attestation of payment data (Attachments A, B, and C).
As a condition for receiving a monthly payment under paragraph B of this article, and 42 CFR Part 422 Subpart G, the MA Organization agrees that its chief executive officer (CEO), or chief financial officer (CFO), or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must request payment under the contract on the forms attached as Attachment A (enrollment attestation) and Attachment B (risk adjustment data) hereto which attest to (based on best knowledge, information and belief, as of the date specified on the attestation form) the accuracy, completeness, and truthfulness of the data identified on these attachments. The Medicare Advantage Plan Attestation of Benefit Plan and Price must be signed and attached to the executed version of this contract.
1. Attachment A requires that the CEO, or CFO, or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must attest based on best knowledge, information, and belief that each enrollee for whom the MA Organization is requesting payment is validly enrolled, or was validly enrolled during the period for which payment is requested, in an MA plan offered by the MA Organization. The MA Organization shall submit completed enrollment attestation forms to CMS, or its contractor, on a monthly basis. (NOTE: The forms included as attachments to this contract are for reference only. CMS will provide instructions for the completion and submission of the forms in separate documents. MA Organizations should not take any action on the forms until appropriate CMS instructions become available.)
2. Attachment B requires that the CEO, or CFO, or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must attest to (based on best knowledge, information and belief, as of the date specified on the attestation form) that the risk adjustment data it submits to CMS under §422.310 are accurate, complete, and truthful. The MA Organization shall make annual attestations to this effect for risk adjustment data on Attachment B and according to a schedule to be published by CMS. If such risk adjustment data are generated by a related entity, contractor, or subcontractor of an MA Organization, such entity, contractor, or subcontractor must similarly attest to (based on best knowledge, information, and belief, as of the date specified on the attestation form) the accuracy, completeness, and truthfulness of the data. [422.504(1)]
3. The Medicare Advantage Plan Attestation of Benefit Plan and Price (which is attached hereto) requires that the CEO, CFO, or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must attest (based on best knowledge, information and belief, as of the date specified on the attestation form) that the information and documentation comprising the bid submission proposal is accurate, complete, and truthful and fully conforms to the Bid Form and Plan Benefit Package requirements; and that the benefits described in the CMS-approved proposal bid submission agree with the benefit package the MA Organization will offer during the period covered by the proposal bid submission. This document is being sent separately to the MA Organization and must be signed and attached to the executed version of this contract, and is incorporated herein by reference.
[422.502(1)]

Article V
MA Organization Relationship with Related Entities, Contractors, and Subcontractors

A. All references to "contracts" and "contractors" in this Article shall include deemed contracts (where applicable) and deemed contract providers (where applicable) as defined in §422.216(f).

B. Notwithstanding any relationship(s) that the MA Organization may have with related entities, contractors, or subcontractors, the MA Organization maintains full responsibility for adhering to and otherwise fully complying with all terms and conditions of its contract with CMS. [422.504(i)(l)]

C. The MA Organization agrees to require all related entities, contractors, or subcontractors to agree that—
1. HHS, the Comptroller General, or their designees have the right to inspect, evaluate, and audit any pertinent contracts, books, documents, papers, and records of the related entity(s), contractors), or subcontractors) involving transactions related to this contract; and
2. HHS, the Comptroller General, or their designees have the right to inspect, evaluate, and audit any pertinent information for any particular contract period for 10 years from the final date of the contract period or from the date of completion of any audit, whichever is later. [422.504(i)(2)]

D. The MA Organization agrees that all contracts or written arrangements into which the MA Organization enters with providers, related entities, contractors, or subcontractors (first tier and downstream entities) shall contain the following elements:
1. Enrollee protection provisions that provide—
(a) Consistent with Article III(C), arrangements that prohibit providers from holding an enrollee liable for payment of any fees that are the legal obligation of the MA Organization; and
(b) Consistent with Article III(C), provision for the continuation of benefits.
2. Accountability provisions that indicate that—
(a) The MA Organization oversees and is accountable to CMS for any functions or responsibilities that are described in these standards; and
(b) The MA Organization may only delegate activities or functions to a provider, related entity, contractor, or subcontractor in a manner consistent with requirements set forth at paragraph D of this article.
3. A provision requiring that any services or other activity performed by a related entity, contractor or subcontractor in accordance with a contract or written agreement between the related entity, contractor, or subcontractor and the MA Organization will be consistent and comply with the MA Organization's contractual obligations to CMS. [422.504(i)(3)]

E. If any of the MA Organization's activities or responsibilities under this contract with CMS is delegated to other parties, the following requirements apply to any related entity, contractor, subcontractor, or provider:

1. Written arrangements must specify delegated activities and reporting responsibilities.

2. Written arrangements must either provide for revocation of the delegation activities and reporting requirements or specify other remedies in instances where CMS or the MA Organization determine that such parties have not performed satisfactorily.
3. Written arrangements must specify that the performance of the parties is monitored by the MA Organization on an ongoing basis.
4. Written arrangements must specify that either—
(a) The credentials of medical professionals affiliated with the party or parties will be either reviewed by the MA Organization; or
(b) The provider verification process will be reviewed and approved by the MA Organization and the MA Organization must audit the provider verification process on an ongoing basis. The provider verification process will consist, at a minimum, of ensuring that providers have a state license to operate and be eligible for payment by Medicare.
5. All contracts or written arrangements must specify that the related entity, contractor, or subcontractor must comply with all applicable Medicare laws, regulations, and CMS instructions. [422.504(i)(4)]

F. If the MA Organization delegates selection of the providers, contractors, or subcontractors to another organization, the MA Organization's written arrangements with that organization must state that the MA Organization retains the right to approve, suspend, or terminate any such arrangement. [422.504(i)(5)]

Article VI

Records Requirements

A. MAINTENANCE OF RECORDS
1. The MA Organization agrees to maintain for 10 years books, records, documents, and other evidence of accounting procedures and practices that—
(a) Are sufficient to do the following:
(i) Accommodate periodic auditing of the financial records (including data related to Medicare utilization, costs, and computation of the benefit and price bid) of the MA Organization.
(ii) Enable CMS to inspect or otherwise evaluate the quality, appropriateness and timeliness of services performed under the contract, and the facilities of the MA Organization.
(iii) Enable CMS to audit and inspect any books and records of the MA Organization that pertain to the ability of the organization to bear the risk of potential financial losses, or to services performed or determinations of amounts payable under the contract.
(iv) Properly reflect all direct and indirect costs claimed to have been incurred and used in the preparation of the benefit and price bid proposal.
(v) Establish component rates of the benefit and price bid for determining additional and supplementary benefits.
(vi) Determine the rates utilized in setting premiums for State insurance agency purposes and for other government and private purchasers; and
(b) Include at least records of the following:

(i) Ownership and operation of the MA Organization's financial, medical, and other record keeping systems.
(ii) Financial statements for the current contract period and ten prior periods.
(iii) Federal income tax or informational returns for the current contract period and ten prior periods.
(iv) Asset acquisition, lease, sale, or other action.
(v) Agreements, contracts (including, but not limitedto with related or unrelated prescription drug benefit managers) and subcontracts.
(vi) Franchise, marketing, and management agreements.
(vii) Schedules of charges for the MA Organization's fee-for-service patients.
(viii) Matters pertaining to costs of operations.
(ix) Amounts of income received, by source and payment.
(x) Cash flow statements.
(xi) Any financial reports filed with other Federal programs or State authorities. [422.504(d)]

2. Access to facilities and records. The MA Organization agrees to the following:
(a) The Department of Health and Human Services (HHS), the Comptroller General, or their designee may evaluate, through inspection or other means—
(i) The quality, appropriateness, and timeliness of services furnished to Medicare enrollees under the contract;
(ii) The facilities of the MA Organization; and
(iii) The enrollment and disenrollment records for the current contract period and ten prior periods.
(b) HHS, the Comptroller General, or their designees may audit, evaluate, or inspect any books, contracts, medical records, documents, papers, patient care documentation, and other records of the MA Organization, related entity, contractor (including deemed contract providers as defined in §422.216(f)), subcontractor, or its transferee that pertain to any aspect of services performed, reconciliation of benefit liabilities, and determination of amounts payable under the contract, or as the Secretary may deem necessary to enforce the contract.
(c) The MA Organization agrees to make available, for the purposes specified in section (A) of this article, its premises, physical facilities and equipment, records relating to its Medicare enrollees, and any additional relevant information that CMS may require, in a manner that meets CMS record maintenance requirements.
(d) HHS, the Comptroller General, or their designee's right to inspect, evaluate, and audit extends through 10 years from the final date of the contract period or completion of audit, whichever is later unless-
(i) CMS determines there is a special need to retain a particular record or group of records for a longer period and notifies the MA Organization at least 30 days before the normal disposition date;
(ii) There has been a termination, dispute, or fraud or similar fault by the MA Organization, in which case the retention may be extended to 10 years from the date of any resulting final resolution of the termination, dispute, or fraud or similar fault; or
(iii) HHS, the Comptroller General, or their designee determines that there is a reasonable possibility of fraud, in which case they may inspect, evaluate, and audit the MA Organization at any time. [422.504(e)]

B. REPORTING REQUIREMENTS
1. The MA Organization shall have an effective procedure to develop, compile, evaluate, and report to CMS, to its enrollees, and to the general public, at the times and in the manner that CMS requires, and while safeguarding the confidentiality of the doctor-patient relationship, statistics and other information as described in the remainder of this section (B). (422.516(a)]
2. The MA Organization agrees to submit to CMS certified financial information that must include the following:
(a) Such information as CMS may require demonstrating that the organization has a fiscally sound operation, including:
(i) The cost of its operations;
(ii) A description, submitted to CMS annually and within 120 days of the end of the fiscal year, of significant business transactions (as defined in §422.500) between the MA Organization and a party in interest showing that the costs of the transactions listed in paragraph (2)(a)(v) of this section do not exceed the costs that would be incurred if these transactions were with someone who is not a party in interest; or
(iii) If they do exceed, a justification that the higher costs are consistent with prudent management and fiscal soundness requirements.
(iv) A combined financial statement for the MA Organization and a party in interest if either of the following conditions is met:
(aa) Thirty-five percent or more of the costs of operation of the MA Organization go to a party in interest.
(bb) Thirty-five percent or more of the revenue of a party in interest is from the MA Organization. (422.516(b)]
(v)Requirements for combined financial statements.
(aa) The combined financial statements required by paragraph (2)(a)(iv) must display in separate columns the financial information for the MA Organization and each of the parties in interest.
(bb) Inter-entity transactions must be eliminated in the consolidated column.
(cc) The statements must have been examined by an independent auditor in accordance with generally accepted accounting principles and must include appropriate opinions and notes.
(dd) Upon written request from the MA Organization showing good cause, CMS may waive the requirement that the organization's combined financial statement include the financial information required in paragraph (2)(a)(v) with respect to a particular entity. [422.516(c)]
(vi) A description of any loans or other special financial arrangements the MA Organization makes with contractors, subcontractors, and related entities.
(b) Such information as CMS may require pertaining to the disclosure of ownership and control of the MA Organization. [422.504(f)(l)(ii)]
(c) Patterns of utilization of the MA Organization's services.
3. The MA Organization agrees to participate in surveys required by CMS and to submit to CMS all information that is necessary for CMS to administer and evaluate the program and to simultaneously establish and facilitate a process for current and prospective beneficiaries to exercise choice in obtaining Medicare services. This information includes, but is not limited to:
(a) The benefits covered under the MA plan;
(b) The MA monthly basic beneficiary premium and MA monthly supplemental beneficiary premium, if any, for the plan.

(c) The service area and continuation area, if any, of each plan and the enrollment capacity of each plan;
(d) Plan performance indicators for the benefits under the plan including — (i) Disenrollment rates for Medicare enrollees electing to receive benefits through the plan for the previous 2 years;
(ii) Information on Medicare enrollee satisfaction;
(iii) The patterns of utilization of plan services;
(iv) The availability, accessibility, and acceptability of the plan's services;
(v) Information on health outcomes and other performance measures required by CMS;
(vi) The recent record regarding compliance of the plan with requirements of this part, as determined by CMS; and
(vii) Other information determined by CMS to be necessary to assist beneficiariesin making an informed choice among MA plans and traditional Medicare;
(e) Information about beneficiary appeals and their disposition;
(f) Information regarding all formal actions, reviews, findings, or other similar actions by States, other regulatory bodies, or any other certifying or accrediting organization;
(g) Any other information deemed necessary by CMS for the administration or evaluation of the Medicare program. [422.504(f)(2)]
4. The MA Organization agrees to provide to its enrollees and upon request, to any individual eligible to elect an MA plan, all informational requirements under §422.64 and, upon an enrollee's, request, the financial disclosure information required under §422.516. [422.504(f)(3)]
5. Reporting and disclosure under ERISA.
(a) For any employees' health benefits plan that includes an MA Organization in its offerings, the MA Organization must furnish, upon request, the information the plan needs to fulfill its reporting and disclosure obligations (with respect to the MA Organization) under the Employee Retirement Income Security Act of 1974 (ERISA).
(b) The MA Organization must furnish the information to the employer or the employer's designee, or to the plan administrator, as the term "administrator" is defined in ERISA. [422.516(d)]
6. Electronic communication. The MA Organization must have the capacity to communicate with CMS electronically. [422.504(b)]
7. Risk Adjustment data. The MA Organization agrees to comply with the requirements in §422.310 for submitting risk adjustment data to CMS. [422.504(a)(8)]

Article VII
Renewal of the MA Contract

A. Renewal of contract: In accordance with §422.505, following the initial contract period, this contract is renewable annually only if-
(1) The MA Organization has not provided CMS with a notice of intention not to renew; [422.506(a)]

(2) CMS and the MA Organization reach'."agreement on the bid under 42 CFR Part 422 Subpart F; and [422.505(d)]

(3) CMS informs the MA Organization that it authorizes a renewal.

B. Nonrenewal of contract
(1) Nonrenewal by the Organization.
(a) In accordance with §422.506, the MA Organization may elect not to renew its contract with CMS as of the end of the term of the contract for any reason, provided it meets the time frames for doing so set forth in subparagraphs (b) and (c) of this paragraph.
(b) If the MA Organization does not intend to renew its contract, it must notify—
(i) CMS, in writing, by the first Monday in June of the year in which the contract would end, pursuant to §422.506;
(ii) Each Medicare enrollee, at least 90 days before the date on which the nonrenewal is effective. This notice must include a written description of all alternatives available for obtaining Medicare services within the service area including alternative MA plans, Medigap options, and original Medicare and prescription drug plans and must receive CMS approval prior to issuance.
(iii) The general public, at least 90 days before the end of the current calendar year, by publishing a CMS-approved notice in one or more newspapers of general circulation in each community located in the MA Organization's service area.
(c) CMS may accept a nonrenewal notice submitted after the applicable annual non-renewal notice deadline if—
(i) The MA Organization notifies its Medicare enrollees and the public in accordance with subparagraph (l)(b)(ii) and (l)(b)(iii) of this section; and
(ii) Acceptance is not inconsistent with the effective and efficient administration of the Medicare program.
(d) If the MA Organization does not renew a contract under subparagraph (1), CMS will not enter into an MA contract with the Organization for 2 years from the date of contract separation unless there are special circumstances that warrant special consideration, as determined by CMS. [422.506(a)]
(2) CMS decision not to renew.
(a) CMS may elect not to authorize renewal of a contract for any of the following reasons:
(i) The MA Organization's level of enrollment, growth in enrollment, or insufficient number of contracted providers is determined by CMS to threaten the viability of the organization under the MA program and or be an indicator of beneficiary dissatisfaction with the MA plan(s) offered by the organization.
(ii) For any of the reasons listed in §422.510(a) [Article VIII, section (B)(l)(a) of this contract], which would also permit CMS to terminate the contract.
(iii) The MA Organization has committed any of the acts in §422.752(a) that would support the imposition of intermediate sanctions or civil money penalties under 42 CFR Part 422 Subpart 0.
(iv) The MA Organization did not submit a benefit and price bid or the benefit and price bid was not acceptable.

(b) Notice. CMS shall provide notice of "its decision whether to authorize renewal of the contract as follows:
(i) To the MA Organization by May 1 of the contract year, except in the event of (2)(a)(iv) above, for which notice will be sent by September 1.
(ii) To the MA Organization's Medicare enrollees by mail at least 90 days before the end of the current calendar year.
(iii) To the general public at least 90 days before the end of the current calendar year, by publishing a notice in one or more newspapers of general circulation in each community or county located in the MA Organization's service area.
(c) Notice of appeal rights. CMS shall give the MA Organization written notice of its right to reconsideration of the decision not to renew in accordance with §422.644. [422.506(b)]

Article VIII

Modification or Termination of the Contract

A. Modification or Termination of Contract by Mutual Consent

1. This contract may be modified or terminated at any time by written mutual consent.
(a) If the contract is modified by written mutual consent, the MA Organization must notify its Medicare enrollees of any changes that CMS determines are appropriate for notification within time frames specified by CMS. [422.508(a)(2)]
(b) If the contract is terminated by written mutual consent, except as provided in section (A)(2) of this Article, the MA Organization must provide notice to its Medicare enrollees and the general public as provided in section B(2)(b)(ii) and B(2)(b)(iii) of this Article. [422.508(a)(l)]
2. If this contract is terminated by written mutual consent and replaced the day following such termination by a new MA contract, the MA Organization is not required to provide the notice specified in section B of this article. [422.508(b)]

B. Termination of the Contract by CMS or the MA Organization 1. Termination by CMS.
(a) CMS may terminate a contract for any of the following reasons:
(i) The MA Organization has failed substantially to carry out the terms of its contract with CMS.
(ii) The MA Organization is carrying out its contract with CMS in a manner that is inconsistent with the effective and efficient implementation of 42 CFR Part 422.
(iii) CMS determines that the MA Organization no longer meets the requirements of 42 CFR Part 422 for being a contracting organization.
(iv) There is credible evidence that the MA Organization committed or participated in false, fraudulent or abusive activities affecting the Medicare program, including submission of false or fraudulent data.
(v) The MA Organization experiences financial difficulties so severe that its ability to make necessary health services available is impaired to the point of posing an imminent and serious risk to the health of its enrollees, or otherwise fails to make services available to the extent that such a risk to health exists.

(vi) The MA Organization substantially fails to comply with the requirements in 42 CFR Part 422 Subpart M relating to grievances and appeals.
(vii) The MA Organization fails to provide CMS with valid risk adjustment data as required under §422.310 and 423.329(b)(3).
(viii) The MA Organization substantially fails to comply with the prompt payment requirements in §422.520.
(ix) The MA Organization substantially fails to comply with the service access requirements in §422.114.
(x) The MA Organization fails to comply with the requirements of §422.208 regarding physician incentive plans.
(xi) The MA Organization substantially fails to comply with the marketing requirements in §422.80.
(b) Notice. If CMS decides to terminate a contract for reasons other than the grounds specified in section (B)(l)(a) above, it will give notice of the termination as follows:
(i) CMS will notify the MA Organization in writing 90 days before the intended date of the termination.
(ii) The MA Organization will notify its Medicare enrollees of the termination by mail at least 30 days before the effective date of the termination.
(iii) The MA Organization will notify the general public of the termination at least 30 days before the effective date of the termination by publishing a notice in one or more newspapers of general circulation in each community or county located in the MA Organization's service area.
(c) Immediate termination of contract by CMS.
(i) For terminations based on violations prescribed in paragraph (B)(l)(a)(v) of this article, CMS will notify the MA Organization in writing that its contract has been terminated effective the date of the termination decision by CMS. If termination is effective in the middle of a month, CMS has the right to recover the prorated share of the capitation payments made to the MA Organization covering the period of the month following the contract termination.
(ii) CMS will notify the MA Organization's Medicare enrollees in writing of CMS' decision to terminate the MA Organization's contract. This notice will occur no later than 30 days after CMS notifies the plan of its decision to terminate this contract. CMS will simultaneously inform the Medicare enrollees of alternative options for obtaining Medicare services, including alternative MA Organizations in a similar geographic area and original Medicare.
(iii) CMS will notify the general public of the termination no later than 30 days after notifying the MA Organization of CMS' decision to terminate this contract. This notice will be published in one or more newspapers of general circulation in each community or county located in the MA Organization's service area.
(d) Corrective action plan
(i) General. Before terminating a contract for reasons other than the grounds specified in section (B)(l)(a)(v) of this article, CMS will provide the MA Organization with reasonable opportunity, not to exceed time frames specified at 42 CFR Part 422 Subpart N, to develop and receive CMS approval of a corrective action plan to correct the deficiencies that are the basis of the proposed termination.

(ii) Exception. If a contract is terminated under section (B)(l)(a)(v) of this article, the MA Organization will not have the opportunity to submit a corrective action plan.
(e) Appeal rights. IfCMS decides to terminate this contract, it will send written notice to the MA Organization informing it of its termination appeal rights in accordance with 42 CFR Part 422 SubpartN. [422.510]
2. Termination by the MA Organization
(a) Cause for termination. The MA Organization may terminate this contract if CMS fails to substantially carry out the terms of the contract.
(b) Notice. The MA Organization must give advance notice as follows:
(i) To CMS, at least 90 days before the intended date of termination. This notice must specify the reasons why the MA Organization is requesting contract termination.
(ii) To its Medicare enrollees, at least 60 days before the termination effective date. This notice must include a written description of alternatives available for obtaining Medicare services within the service area, including alternative MA and MA-PD plans, PDP plans, Medigap options, and original Medicare and must receive CMS approval.
(iii) To the general public at least 60 days before the termination effective date by publishing a CMS-approved notice in one or more newspapers of general circulation in each community or county located in the MA Organization's geographic area.
c) Effective date of termination. The effective date of the termination will be determined by CMS and will be at least 90 days after the date CMS receives the MA Organization's notice of intent to terminate.
(d) CMS' liability. CMS* liability for payment to the MA Organization ends as of the first day of the month after the last month for which the contract is in effect, but CMS shall make payments for amounts owed prior to termination but not yet paid.
(e) Effect of termination by the organization. CMS will not enter into an agreement with the MA Organization for a period of two years from the date the Organization has terminated this contract, unless there are circumstances that warrant special consideration, as determined by CMS. [422.512]

Article IX
Restrictions on Use of Data

The MA Organization agrees that its use of the data it is authorized to collect to carry out the terms of this contract shall be used exclusively for the purpose of operating its MA private fee-for-service plan. The MA Organization may not use data collected under this contract in the operation of any other line of business offered by the MA Organization or its related entities, contractors, or subcontractors.

Article X
Requirements of Other Laws and Regulations

A. The MA Organization agrees to comply with-
(1) Federal laws and regulations designed to prevent or ameliorate fraud, waste, and abuse, including, but not limited to, applicable provisions of Federal criminal law, the False Claims Act (31 USC 3729 et seq.), and the anti-kickback statute (section 1128B(b) of the Act): and
(2) HIPAA administrative simplification rules at 45 CFR Parts 160, 162, and 164. [422.504(h)]

B. The MA Organization maintains ultimate responsibility for adhering to and otherwise fully complying with all terms and conditions of its contract with CMS, notwithstanding any relationship(s) that the MA organization may have with related entities, contractors, or subcontractors. [422.504(i)]

C. In the event that any provision of this contract conflicts with the provisions of any statute or regulation applicable to an MA Organization, the provisions of the statute or regulation shall have full force and effect.

Article XI Severability

The MA Organization agrees that, upon CMS' request, this contract will be amended to exclude any MA plan or State-licensed entity specified by CMS, and a separate contract for any such excluded plan or entity will be deemed to be in place when such a request is made. [422.504(k)]

Article XI Miscellaneous

A. Definitions. Terms not otherwise defined in this contract shall have the meaning given to such terms in 42 CFR Part 422.
B. Alteration to Original Contract Terms. The MA Organization agrees that it has not altered in any way the terms of this contract presented for signature by CMS. The MA Organization agrees that any alterations to the original text the MA Organization may make to this contract shall not be binding on the parties.
C. Approval to Begin Marketing and Enrollment. The MA Organization agrees that it must complete CMS operational requirements prior to receiving CMS approval to begin Part C marketing and enrollment activities. Such activities include, but are not limited to, establishing and successfully testing connectivity with CMS systems to process enrollment applications (or contracting with an entity qualified to perform such functions on the MA Organization's Sponsor's behalf) and successfully demonstrating capability to submit accurate and timely price comparison data. To establish and successfully te'st connectivity, the MA Organization must,
1) establish and test physical connectivity to the CMS data center, 2) acquire user identifications and passwords, 3) receive, store, and maintain data necessary to perform enrollments and send and receive transactions to and from CMS, and 4) check and receive transaction status information.
D. Incorporation of Applicable Addenda. All addenda checked off and initialed on the cover sheet of this contract by the MA Organization are hereby incorporated by reference.

In witness whereof, the parties hereby execute this contract. FOR THE MA ORGANIZATION

Todd S. Farha Printed Name	President and CEO Title
/s/ Todd S. Farha Signature	9/14/06 Date
Stone Harbor Ins. Co. Organization	8735 Henderson Rd Tampa, FL 33634 Address

FOR THE CENTERS FOR MEDICARE & MEDICAID SERVICES
/s/ David Lewis David A. Lewis Acting Director Medicare Advantage Group Center for Beneficiary Choices	9/29/06 Date

ATTACHMENT A

ATTESTATION OF ENROLLMENT INFORMATION RELATING TO CMS PAYMENT TO A MEDICARE ADVANTAGE ORGANIZATION

Pursuant to the contract(s) between the Centers for Medicare & Medicaid Services (CMS) and (INSERT NAME OF MA ORGANIZATION), hereafter referred to as the MA Organization, governing the operation of the following Medicare Advantage plans (INSERT PLAN IDENTIFICATION NUMBERS HERE), the MA Organization hereby requests payment under the contract, and in doing so, makes the following attestation concerning CMS payments to the MA Organization. The MA Organization acknowledges that the information described below directly affects the calculation of CMS payments to the MA Organization and that misrepresentations to CMS about the accuracy of such information may result in Federal civil action and/or criminal prosecution. This attestation shall not be considered a waiver of the MA Organization's right to seek payment adjustments from CMS based on information or data which does not become available until after the date the MA Organization submits this attestation.

1. The MA Organization has reported to CMS for the month of (INDICATE MONTH AND YEAR) all new enrollments, disenrollments, and changes in enrollees' institutional status with respect to the above-stated MA plans. Based on best knowledge, information, and belief, all information submitted to CMS in this report is accurate, complete, and truthful.

2. The MA Organization has reviewed the CMS monthly membership report and reply listing for the month offINDICATE MONTH AND YEAR) for the above-stated MA plans and has reported to CMS any discrepancies between the report and the MA Organization's records. For those portions of the monthly membership report and the reply listing to which the MA Organization raises no objection, the MA Organization, through the certifying CEO/CFO, will be deemed to have attested, based on best knowledge, information, and belief, as of the date indicated below, to their accuracy, completeness, and truthfulness.

To be signed monthly by CFO
(INDICATE TITLE [CEO or CFO, or person delegated to sign for either officer])

(INDICATE MA ORGANIZATION)

ATTACHMENT B

ATTESTATION OF RISK ADJUSTMENT DATA INFORMATION RELATING TO CMS PAYMENT TO A MEDICARE ADVANTAGE ORGANIZATION

Pursuant to the contract(s) between the Centers for Medicare & Medicaid Services (CMS) and (INSERT NAME OF MA ORGANIZATION), hereafter referred to as the MA Organization, governing the operation of the following Medicare Advantage plans (INSERT PLAN IDENTIFICATION NUMBERS HERE), the MA Organization hereby requests payment under the contract, and in doing so, makes the following attestation concerning CMS payments to the MA Organization. The MA Organization acknowledges that the information described below directly affects the calculation of CMS payments to the MA Organization or additional benefit obligations of the MA Organization and that misrepresentation to CMS about the accuracy of such information may result in Federal civil action and/or criminal prosecution.

The MA Organization has reported to CMS for the period of (INDICATE DATES) all (INDICATE TYPE OF DATA-INPATIENT HOSPITAL. OUTPATIENT HOSPITAL. OR PHYSICIAN) risk adjustment data available to the MA Organization with respect to the above-stated MA plans. Based on best knowledge, information, and belief that, as of the date indicated below, all information submitted to CMS in this report is accurate, complete, and truthful.

To be signed monthly by CFO
(INDICATE TITLE (CEOor CFO, or person delegated to sign for either officer])

(INDICATE MA ORGANIZATION)

[SAMPLE - DO NOT USE - THIS DOCUMENT WILL BE SENT DIRECTLY TO THE MAO THROUGH HPMS] ATTACHMENT C - Medicare Advantage Plan Attestation of Benefit Plan and Price

<Legal Entity Name>
<Contract #>

Date: <XX/XX/XXXX>

I attest that the following plan numbers as established in the final Plan Benefit Package (PBP) will be operated by the above-stated organization and made available to eligible Medicare beneficiaries in the approved service area during program year 2007.

Plan ID	Segment ID	Version	Plan Name	Plan Type	Transaction Type	MA Premium	Part D Premium	CMS Approval Date	Effective Date
<xxx>	<x>	<x>	<Plan Name>	<Plan Type>	<Transaction Type>	$<Plan Premium>	$<Part D Premium>	<xx/xx/xx>	<xx/xx/xx>
<xxx>	<x>	<x>	<Plan Name>	<Plan Type>	<Transaction Type>	$<Plan Premium>	$<Part D Premium>	<xx/xx/xx>	<xx/xx/xx>
<xxx>	<x>	<x>	<Plan Name>	<Plan Type>	<Transaction Type>	$<Plan Premium>	$<Part D Premium>	<xx/xx/xx>	<xx/xx/xx>

CEO		CFO

<Name of CEO>	Date	<Name of CEO>	Date
<Title>		<Title>
<Address 1>		<Address 1>
<Address 2>		<Address 2>
<City, State Zip>		<City, State Zip>
<Phone #>		<Phone #>

ADDENDUM TO MEDICARE MANAGED CARE CONTRACT PURSUANT TO SECTIONS 1860D-1 THROUGH 1860D-42 OF THE SOCIAL SECURITY ACT FOR THE OPERATION OF A VOLUNTARY MEDICARE PRESCRIPTION DRUG PLAN

The Centers for Medicare & Medicaid Services (hereinafter referred to as "CMS") and Stone Harbor Insurance Co.  managed care organization (hereinafter referred to as the MA-PD Sponsor) agree to amend the contract (INSERT "H" OR "R" NUMBER) governing the MA-PD Sponsor's operation of a Part C plan described in Section 1851(a)(2)(A) of the Social Security Act (hereinafter referred to as "the Act") or a Medicare cost plan to include this addendum under which the MA-PD Sponsor shall operate a Voluntary Medicare Prescription Drug Plan pursuant to sections 1860D-1 through 1860D-42 (with the exception of section 1860D-22 and 1860D-31) of the Act.

This addendum is made pursuant to Subpart L of 42 CFR Part 417 (in the case of cost plan sponsors offering a Part D benefit) and Subpart K of 42 CFR Part 422 (in the case of an MA-PD Sponsor offering a Part C plan).

NOTE: For purposes of this addendum, unless otherwise noted, reference to an "MA-PD Sponsor" or "MA-PD Plan" is deemed to include a cost plan sponsor or a MA private fee-for-service contractor offering a Part D benefit.

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Article I
Medicare Voluntary Prescription Drug Benefit

A. The MA-PD Sponsor agrees to operate one or more Medicare Voluntary Prescription Drug Plans as described in its application and related materials, including but not limited to all the attestations contained therein and all supplemental guidance, for Medicare approval and in compliance with the provisions of this addendum, which incorporates in its entirety the Solicitation For Applications for New Medicare Advantage Prescription Drug Plan (MA-PD) Sponsors, released on January 24. 2006 [applicable to Medicare Part C contractors] or the Solicitation for Applications for New Cost Plan Sponsors, released on January 24., 2006 [applicable to Medicare cost plan contractors] (hereinafter collectively referred to as "the addendum"). The MA-PD Sponsor also agrees to operate in accordance with the regulations at 42 CFR §423.1 through 42 CFR §423.910 (with the exception of Subparts Q, R, and S), sections 1860D-1 through 1860D-42 (with the exception of sections 1860D-22(a) and 1860D-31) of the Social Security Act, and the applicable solicitation identified above, as well as all other applicable Federal statutes, regulations, and policies. This addendum is deemed to incorporate any changes that are required by statute to be implemented during the term of this addendum and any regulations or policies implementing or interpreting such statutory provisions.

B. CMS agrees to perform its obligations to the MA-PD Sponsor consistent with the regulations at 42 CFR §423.1 through 42 CFR §423.910 (with the exception of Subparts Q, R, and S), sections 1860D-1 through 1860D-42 (with the exception of sections 1860D-22(a) and 1860D-31) of the Social Security Act, and the applicable solicitation, as well as all other applicable Federal statutes, regulations, and policies.

C. CMS agrees that it will not implement, other than at the beginning of a calendar year, regulations under 42 CFR Part 423 that impose new, significant regulatory requirements on the MA-PD Sponsor. This provision does not apply to new requirements mandated by statute.

D. This addendum is in no way intended to supersede or modify 42 CFR, Parts 417, 422 or 423. Failure to reference a regulatory requirement in this addendum does not affect the applicability of such requirements to the MA-PD Sponsor and CMS.

Article II
Functions to be Performed by the MA-PD Sponsor

A. ENROLLMENT

1. MA-PD Sponsor agrees to enroll in its MA-PD plan only Part D-eligible beneficiaries as they are defined in 42 CFR §423.30(a) and who have elected to enroll in MA-PD Sponsor's Part Cor Section 1876 benefit.

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2. If the MA-PD Sponsor is a cost plan- sponsor, the MA-PD Sponsor acknowledges that its Section 1876 plan enrollees are not required to elect enrollment in its Part D plan.

B. PRESCRIPTION DRUG BENEFIT
1. MA-PD Sponsor agrees to provide the required prescription drug coverage as defined under 42 CFR §423.100 and, to the extent applicable, supplemental benefits as defined in 42 CFR §423.100 and in accordance with Subpart C of 42 CFR Part 423. MA-PD Sponsor also agrees to provide Part D benefits as described in the MA-PD Sponsor's Part D bid(s) approved each year by CMS (and in the Attestation of Benefit Plan and Price, attached hereto).
2. MA-PD Sponsor agrees to calculate and collect beneficiary Part D premiums in accordance with 42 CFR §§423.286 and 423.293.
3. If the MA-PD Sponsors is a cost plans sponsor, it acknowledge that its Part D benefit is offered as an optional supplemental service in accordance with 42 CFR §417.440(b)(2)(ii).

C. DISSEMINATION OF PLAN INFORMATION

1. MA-PD Sponsor agrees to provide the information required in 42 CFR §423.48.

2. MA-PD Sponsor agrees to disclose information related to Part D benefits to beneficiaries in the manner and the form specified by CMS under 42 CFR §§423.128 and 423.50 and in the "Marketing Materials Guidelines for Medicare Advantage-Prescription Drug Plans (MA-PDs) and Prescription Drug Plans (PDPs)."

3. MA-PD Sponsor certifies that all materials it submits to CMS under the File and Use Certification authority described in the Marketing Materials Guidelines are accurate, truthful, not misleading, and consistent with CMS marketing guidelines.

D. QUALITY ASSURANCE/UTILIZATION MANAGEMENT

MA-PD Sponsor agrees to operate quality assurance, cost, and utilization management, medication therapy management programs, and support electronic prescribing in accordance with Subpart D of 42 CFR Part 423.

E. APPEALS AND GRIEVANCES

MA-PD Sponsor agrees to comply with all requirements in Subpart M of 42 CFR Part 423 governing coverage determinations, grievances and appeals, and formulary exceptions. MA-PD Sponsor acknowledges that these requirements are separate and distinct from the appeals and grievances requirements applicable to the MA-PD Sponsor through the operation of its Part C or cost plan benefits.

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F. PAYMENT TO MA-PD SPONSOR

1. MA-PD Sponsor and CMS agree that payment paid for Part D services under the addendum will be governed by the rules in Subpart G of 42 CFR Part 423.

2. If the MA-PD Sponsor is participating in the Part D Reinsurance Payment
Demonstration, described in 70 FR 9360 (Feb. 25, 2005), it affirms that it will not seek payment under the demonstration for services provided to employer group enrollees.

G. BID SUBMISSION AND REVIEW

If the MA-PD Sponsor intends to participate in the Part D program for the future year, MA-PD Sponsor agrees to submit a future year's Part D bid, including all required information on premiums, benefits, and cost-sharing, by the applicable due date, as provided in Subpart F of 42 CFR Part 423 so that CMS and the MA-PD Sponsor may conduct negotiations regarding the terms and conditions of the proposed bid and benefit plan renewal. MA-PD Sponsor acknowledges that failure to submit a timely bid under this section may affect the sponsor's ability to offer a Part C plan, pursuant to the provisions of 42 CFR §422.4(c).

H. COORDINATION WITH OTHER PRESCRIPTION DRUG COVERAGE

1. MA-PD Sponsor agrees to comply with the coordination requirements with State Pharmacy Assistance Programs (SPAPs) and plans that provide other prescription drug coverage as described in Subpart J of 42 CFR Part 423.

2. MA-PD Sponsor agrees to comply with Medicare Secondary Payer procedures as stated in 42 CFR §423.462.

I. SERVICE AREA AND PHARMACY ACCESS

1. The MA-PD Sponsor agrees to provide Part D benefits in the service area for which it has been approved by CMS to offer Part C or cost plan benefits utilizing a pharmacy network and formulary approved by CMS that meet the requirements of 42 CFR §423.120.

2. The MA-PD Sponsor agrees to ensure adequate access to Part D-covered drugs at out- of-network pharmacies according to 42 CFR §423.124.

3. MA-PD Sponsor agrees to provide benefits by means of point-of-service systems to adjudicate prescription drug claims in a timely and efficient manner in compliance with CMS standards, except when necessary to provide access in underserved areas, I/T/U pharmacies (as defined in 42 CFR §423.100), and long-term care pharmacies (as defined in 42 CFR §423.100).

4

4. MA-PD Sponsor agrees to contract with any pharmacy that meets the MA-PD Sponsor's reasonable and relevant standard terms and conditions. If MA-PD Sponsor has demonstrated that it historically fills 98% or more of its enrollees' prescriptions at pharmacies owned and operated by the MA-PD Sponsor (or presents compelling circumstances that prevent the sponsor from meeting the 98% standard or demonstrates that its Part D plan design will enable the sponsor to meet the 98% standard during the contract year), this provision does not apply to MA-PD Sponsor's plan.

5. The provisions of 42 CFR §423.120(a) concerning the TRICARE retail pharmacy access standard do not apply to MA-PD Sponsor if the Sponsor has demonstrated to CMS that it historically fills more than 50% of-its enrollees' prescriptions at pharmacies owned and operated by the MA-PD Sponsor. MA-PD Sponsors excused from meeting the TRICARE standard are required to demonstrate retail pharmacy access that meets the requirements of 42 CFR §422.112 for a Part C contractor and 42 CFR §417.416(e) for a cost plan contractor.

J. COMPLIANCE PLAN/PROGRAM INTEGRITY

MA-PD Sponsor agrees that it will develop and implement a compliance plan that applies to its Part D-related operations, consistent with 42 CFR §423.504(b)(4)(vi).

K. LOW-INCOME SUBSIDY

MA-PD Sponsor agrees that it will participate in the administration of subsidies for low-income individuals according to Subpart P of 42 CFR Part 423.

L. BENEFICIARY FINANCIAL PROTECTIONS

The MA-PD Sponsor agrees to afford its enrollees protection from liability for payment of fees that are the obligation of the MA-PD Sponsor in accordance with 42 CFR §423.505(g).

M. RELATIONSHIP WITH RELATED ENTITIES, CONTRACTORS, AND SUBCONTRACTORS

1. The MA-PD Sponsor agrees that it maintains ultimate responsibility for adhering to and otherwise fully complying with all terms and conditions of this addendum.

2. The MA-PD Sponsor shall ensure that any contracts or agreements with subcontractors or agents performing functions on the MA-PD Sponsor's behalf related to the operation of the Part D benefit are in compliance with 42 CFR §423.505(i).

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N. CERTIFICATION OF DATA THAT DETERMINE PAYMENT

MA-PD Sponsor must provide certifications in accordance with 42 CFR §423.505(k).

Article III
Record Retention and Reporting Requirements

A. MAINTENANCE OF RECORDS

MA-PD Sponsor agrees to maintain records and provide access in accordance with 42 CFR §§423.504(d) and 505(d) and (e).

B. GENERAL REPORTING REQUIREMENTS

The MA-PD Sponsor agrees to submit to information to CMS according to 42 CFR §§423.505(f), 423.514, and the "Final Medicare Part D Reporting Requirements," a document issued by CMS and subject to modification each program year.

C. CMS LICENSE FOR USE OF PLAN FORMULARY

PDP Sponsor agrees to submit to CMS each plan's formulary information, including any changes to its formularies, and hereby grants to the Government!", and any person or entity who might receive the formulary from the Government,] a non-exclusive license to use all or any portion of the formulary for any purpose related to the administration of the Part D program, including without limitation publicly distributing, displaying, publishing or reconfiguration of the information in any medium, including www.medicare.gov, and by any electronic, print or other means of distribution.

Article IV
HIPAA Transactions/Privacy/Security

A. MA-PD Sponsor agrees to comply with the confidentiality and enrollee record accuracy requirements specified in 42 CFR §423.136.

B. MA-PD Sponsor agrees to enter into a business associate agreement with the entity with which CMS has contracted to track Medicare beneficiaries' true out-of-pocket costs.

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Article V
Addendum Term and Renewal

A. TERM OF ADDENDUM

This addendum is effective from the date of CMS' authorized representative's signature through December 31, 2007. This addendum shall be renewable for successive one-year periods thereafter according to 42 CFR §423.506. MA-PD Sponsor shall not conduct Part D-related marketing activities prior to October 1, 2006 and shall not process enrollment applications prior to November 15, 2006. MA-PD Sponsor shall begin delivering Part D benefit services on January 1, 2007.

B. QUALIFICATION TO RENEW ADDENDUM

1. In accordance with 42 CFR §423.507, the MA-PD Sponsor will be determined qualified to renew this addendum annually only if—
(a) CMS informs the MA-PD Sponsor that it is qualified to renew its addendum; and
(b) The MA-PD Sponsor has not provided CMS with a notice of intention not to renew in accordance with Article VII of this addendum.

2. Although MA-PD Sponsor may be determined qualified to renew its addendum under this Article, if the MA-PD Sponsor and CMS cannot reach agreement on the Part D bid under Subpart F of 42 CFR Part 423, no renewal takes place, and the failure to reach agreement is not subject to the appeals provisions in Subpart N of 42 CFR Parts 422 or 423. (Refer to Article XI for consequences of non-renewal on the Part C contract and the ability to enter into a Part C contract.)

Article VI
Nonrenewal of Addendum

A. NONRENEWAL BY THE MA-PD SPONSOR

1. MA-PD Sponsor may non-renew this addendum in accordance with 42 CFR423.507(a).
2. If the MA-PD Sponsor non-renews this addendum under this Article, CMS cannot enter into a Part D addendum with the organization for 2 years unless there are special circumstances that warrant special consideration, as determined by CMS.

B. NONRENEWAL BY CMS

CMS may non-renew this addendum under the rules of 42 CFR 423.507(b). (Refer to Article X for consequences of non-renewal on the Part C contract and the ability to enter into a Part C contract.)

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Article VII
Modification or Termination of Addendum by Mutual Consent

This addendum may be modified or terminated at any time by written mutual consent in accordance with 42 CFR 423.508. (Refer to Article X for consequences of non-renewal on the Part C contract and the ability to enter into a Part C contract.)

Article VIII
Termination of Addendum by CMS

CMS may terminate this addendum in accordance with 4-2 CFR 423.509. (Refer to Article X for consequences of non-renewal on the Part C contract and the ability to enter into a Part C contract.)

Article IX
Termination of Addendum by the MA-PD Sponsor

A. The MA-PD Sponsor may terminate this addendum only in accordance with 42 CFR 423.510.

B. CMS will not enter into a Part D addendum with an organization that has terminated its addendum within the preceding 2 years unless there are circumstances that warrant special consideration, as determined by CMS.

C. If the addendum is terminated under section A of this Article, the MA-PD Sponsor must ensure the timely transfer of any data or files. (Refer to Article X for consequences of non-renewal on the Part C contract and the ability to enter into a Part C contract.)

Article X
Relationship Between Addendum and Part C Contract or 1876 Cost Contract

A. MA-PD Sponsor acknowledges that, if it is a Medicare Part C contractor, the termination or nonrenewal of this addendum by either party may require CMS to terminate or non-renew the Sponsor's Part C contract in the event that such non-renewal or termination prevents the MA-PD Sponsor from meeting the requirements of 42 CFR §422.4(c), in which case the Sponsor must provide the notices specified in this contract, as well as the notices specified under Subpart K of 42 CFR Part 422. MA-PD Sponsor also acknowledges that Article X.B. of this addendum may prevent the sponsor from entering into a Part C contract for two years following an addendum termination or non-renewal where such non-renewal or termination prevents the MA-PD Sponsor from meeting the requirements of 42 CFR §422.4(c).

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B. The termination of this addendum by either party shall not, by itself, relieve the parties from their obligations under the Part C or cost plan contracts to which this document is an addendum.

C. In the event that the MA-PD Sponsor's Part C or cost plan contract (as applicable) is terminated or nonrenewed by either party, the provisions of this addendum shall also terminate. In such an event, the MA-PD Sponsor and CMS shall provide notice to enrollees and the public as described in this contract as well as 42 CFR Part 422, Subpart K or 42 CFR Part 417, Subpart K, as applicable.

Article XI Intermediate Sanctions

The MA-PD Sponsor shall be subject to sanctions and civil monetary penalties, consistent with Subpart 0 of 42 CFR Part 423.

Article XII Severability

Severability of the addendum shall be in accordance with 42 CFR §423.504(e).

Article XIII Miscellaneous

A. DEFINITIONS: Terms not otherwise defined in this addendum shall have the meaning given such terms at 42 CFR Part 423 or, as applicable, 42 CFR Part 422 or Part 417.

B. ALTERATION TO ORIGINAL ADDENDUM TERMS: The MA-PD Sponsor
agrees that it has not altered in any way the terms of the MA-PD addendum presented for signature by CMS. MA-PD Sponsor agrees that any alterations to the original text the MA-PD Sponsor may make to this addendum shall not be binding on the parties.

C. ADDITIONAL CONTRACT TERMS: The MA-PD Sponsor agree to include in this addendum other terms and conditions in accordance with 42 CFR §423.505(j).

D. CMS APPROVAL TO BEGIN MARKETING AND ENROLLMENT ACTIVITIES:
The MA-PD Sponsor agrees that it must complete CMS operational requirements related to its Part D benefit prior to receiving CMS approval to begin MA-PD plan marketing activities relating to its Part D benefit. Such activities include, but are not limited to, establishing and successfully testing connectivity with CMS systems to process enrollment applications (or contracting with an entity qualified to perform

9

such functions on MA-PD Sponsor's behalf) and successfully demonstrating the capability to submit accurate and timely price comparison data. To establish and successfully test connectivity, the PDP Sponsor must, 1) establish and test physical connectivity to the CMS data center, 2) acquire user identifications and passwords, 3) receive, store, and maintain data necessary to perform enrollments and send and receive transactions to and from CMS, and 4) check and receive transaction status information.

10

MA-PD PART D CONTRACT ADDENDUM

In witness whereof, the parties hereby execute this Addendum.

FOR THE MA ORGANIZATION
Todd Farha	President and CEO
Printed Name	Title
/s/ Todd Farha	9-14-06
Signature	Date
Stone Harbor Ins. Co.	8735 Henderson Road-Ren 2 Tampa FL 33634
Organization	Address
FOR THE CENTERS FOR MEDICARE & MEDICAID SERVICES
/s/ Brenda Tranchida
Brenda J. Tranchida Deputy Director Employer Policy & Operations Group Center for Beneficiary Choices

PART C/D BENEFIT PLAJV(S) DESCRIPTION TO BE ATTACHED TO MA CONTRACT

SECTION 1876/PART D OPTIONAL SUPPLEMENTAL BENEFIT PLAN DESCRIPTION TO BE ATTACHED TO SECTION 1876 CONTRACT

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

EMPLOYER/UNION-ONLY GROUP ADDENDUM TO CONTRACT WITH APPROVED ENTITY PURSUANT TO SECTIONS 1851 THROUGH 1859 AND
1860D-1 THROUGH 1860D-42 OF THE SOCIAL SECURITY ACT FOR THE OPERATION OF A MEDICARE ADVANTAGE PRESCRIPTION DRUG PLAN

The Centers for Medicare & Medicaid Services (hereinafter referred to as "CMS") and  Stone Harbor Insurance Co., a Medicare Advantage Organization (hereinafter referred to as the "MA Organization") agree to amend the contract H6499(INSERT "H" OR "R" NUMBER) governing the MA Organization's operation of a Medicare Advantage plan described in section 1851(a)(2)(A) or section 1851(a)(2)(C) of the Social Security Act (hereinafter referred to as "the Act"), including all attachments, addenda, and amendments thereto, to include the provisions contained in this Addendum (collectively hereinafter referred to as the "contract"), under which the MA Organization shall offer Employer/Union-Only Group MA-PD Plans (hereinafter referred to as "employer/union-only group MA-PDs") in accordance with the waivers granted by CMS under section 1857(i) of the Act. The terms of this Addendum shall only apply to MA-PD plans offered exclusively to employers/unions.

This Addendum is made pursuant to Subparts K of 42 CFR Parts 422 and 423.

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

ARTICLE I
EMPLOYER/UNION-ONLY GROUP MEDICARE ADVANTAGE PRESCRIPTION DRUG PLANS

A. MA Organization agrees to operate one or more employer/union-only group MA-PDs in accordance with the terms of the Medicare Advantage contract, this Addendum, which incorporates in its entirety: either the 2006 Solicitation For Applications From Prescription Drug Plans released on January 21, 2005 (as revised on March 9, 2005) or the 2007 Solicitation For Applications For New Medicare Advantage Prescription Drug (MA-PD) Sponsors released on January 27, 2006 (as revised on February 2, 2006), as modified by the 2007 Application For Medicare Advantage Organizations To Offer New Employer/Union-Only Group Waiver Plans (EGWPs) (released on January 27, 2006) (except for requirements contained-therein that are expressly waived or modified by this Addendum), all provisions of Federal statutes, regulations, and policies applicable to MA Organizations and MA plans (except to the extent any such provisions are expressly waived or modified by this Addendum); and any employer/union-only group waiver guidance. MA Organization also agrees to operate one or more employer/union-only group MA-PDs in accordance with the regulations at 42 CFR Parts 422 and 423 (with the exception of Subparts Q, R, and S), sections 1851 through 1859 and 1860D-1 through 1860D-42 of the Act (with the exception of 1860D-22(a) and 1860D-31), and the applicable solicitations/applications, as well as all other applicable Federal statutes, regulations, and policies, including any employer/union-only group waiver guidance.

B. This Addendum is deemed to incorporate any changes that are required by statute to be implemented during the term of the contract, and any regulations and policies implementing or interpreting such statutory provisions.

C. In the event of any conflict between the employer/union-only group waiver guidance issued prior to the execution of the contract and this Addendum, the provisions of this Addendum shall control. In the event of any conflict between the employer/union-only group waiver guidance issued after the execution of the contract and this Addendum, the provisions of the employer/union-only group guidance shall control.

D. This Addendum is in no way intended to supersede or modify 42 CFR Parts 422 and 423 or sections 1851 through 1859 and 1860D-1 through D-42 of the Act, except as specifically provided in applicable employer/union-only group waiver guidance and/or in this Addendum. Failure to reference a statutory or regulatory requirement in this Addendum does not affect the applicability of such requirement to the MA Organization and CMS.

E. The provisions of this Addendum apply to all employer/union-only group MA-PDs offered by MA Organization under this contract number. In the event of any conflict between the provisions of this Addendum and any other provision of the contract, the terms of this Addendum shall control.

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

ARTICLE II
FUNCTIONS TO BE PERFORMED BY THE MEDICARE ADVANTAGE ORGANIZATION

A. PROVISION OF MA BENEFITS

1. MA Organization agrees to provide enrollees in each of its employer/union-only group MA-PDs the basic benefits (hereinafter referred to as "basic benefits") as required under 42 CFR §422.101 and, to the extent applicable, supplemental benefits under 42 CFR §422.102 and as established in the MA Organization's final benefit and price bid proposal as approved by CMS.

2. The requirements in section 1852 of the Act and 42 CFR §422.100(c)(l) pertaining to the offering of benefits covered under Medicare Part A and in section 1851 of the Act and 42 CFR §422.50(a)(l) pertaining to who may enroll in an MA-PD are waived for employer/union-only group MA-PD enrollees who are not entitled to Medicare Part A.

3. For employer/union-only group MA-PDs offering non-calendar year coverage, MA Organization may determine basic and supplemental benefits (including deductibles, out-of-pocket limits, etc.) on a non-calendar year basis subject to the following requirements:

(a) Applications, bids, and other submissions to CMS must be submitted on a calendar year basis; and

(b) CMS payments will be determined on a calendar year basis.

4. For employer/union-only group MA-PDs that have a monthly beneficiary rebate described in 42 CFR §422.266;

(a) MA Organization may vary the form of rebate for a particular plan benefit package so that the total monthly rebate amount may be credited differently for each employer/union group to whom MA Organization offers the plan benefit package, with the exception of a rebate credited toward the reduction of the Part B premium as stated in ILA.4(b); and

(b) MA Organization must:

(i) ensure Part B premium reductions are the same for all enrollees in a plan benefit package;

(ii) ensure that the total monthly rebate amount per enrollee is uniform across all employer/union groups within the plan benefit package;

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

(iii) ensure that all rebates are accounted for and used only for the purposes provided in the Act;and

(iv) retain documentation that supports the use of all of the rebates on a detailed basis for each employer/union group within the plan benefit package and must provide access to this documentation in accordance with the requirements of 42 CFR §422.501.

B. PROVISION OF PRESCRIPTION DRUG BENEFITS

1. (a) Except as provided in II.B. 1 (b), MA Organization agrees to provide basic prescription drug coverage, as defined under 42 CFR §423.100, under any employer/union-only group MA-PD, in accordance with Subpart C of 42 CFR Part 423. MA Organization also agrees to provide Part D benefits under any employer/union-only group MA-PD as described in MA Organization's bid approved each year by CMS.

(b) CMS agrees that MA Organization will not be subject to the actuarial equivalence requirement set forth in 42 CFR §423.104(e)(5) with respect to any employer/union-only group MA-PD and may provide less than the defined standard coverage between the deductible and initial coverage limit. MA Organization agrees that its basic prescription drug coverage under any employer/union-only group MA-PD will satisfy all of the other actuarial equivalence standards set forth in 42 CFR §423.104, including but not limited to the requirement set forth in 42 CFR §423.104(e)(3) that the plan has a total or gross value that is at least equal to the total or gross value of defined standard coverage.

(c) CMS agrees that nothing in this Addendum prevents MA Organization from offering benefits in addition to basic prescription drug coverage to employers/unions. Such additional benefits offered pursuant to private agreements between MA Organization and employers/unions will be considered non-Medicare Part D benefits. MA Organization agrees that such additional benefits may not reduce the value of basic prescription drug coverage (e.g., additional benefits cannot impose a cap that would preclude enrollees from realizing the full value of such basic prescription drug coverage).

(d) MA Organization agrees that enrollees of employer/union-only group MA-PDs shall not be charged more than the sum of his or her monthly beneficiary premium attributable to basic prescription drug coverage and 100% of the monthly beneficiary premium attributable to his or her supplemental prescription drug coverage (if any). MA Organization must pass through the direct subsidy payments received from CMS to reduce the amount that the beneficiary pays.

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

(e) MA Organization agrees that any additional non-Medicare Part D benefits offered to an employer/union will always pay primary to the subsidies provided by CMS to low-income individuals under Subpart P of 42 CFR Part 423 (the "Low-Income Subsidy"),

2. MA Organization agrees enrollees of employer/union-only group MA-PDs will not be permitted to make payment of premiums under 42 CFR §423.293(a) through withholding from the enrollee's Social Security, Railroad Retirement Board, or Office of Personnel Management benefit payment.

3. MA Organization agrees it shall obtain written agreements from each employer/union that provide that the employer/union may determine how much of an enrollee's Part D monthly beneficiary premium it will subsidize, subject to the restrictions set forth in II.B.3(a) through (e). MA Organization agrees to retain these written agreements with employers/unions and provide access to these written agreements to CMS in accordance with 42 CFR §§423.504(d) and 423.505(d) and (e).

(a) The employer/union can subsidize different amounts for different classes of enrollees in the employer/union-only group MA-PD provided such classes are reasonable and based on objective business criteria, such as years of service, date of retirement, business location, job category, and nature of compensation (e.g., salaried v. hourly). Different classes cannot be based on eligibility for the Low Income Subsidy.

(b) The employer/union cannot vary the premium subsidy for individuals within a given class of enrollees.

(c) The employer/union cannot charge an enrollee for prescription drug coverage provided under the plan more than the sum of his or her monthly beneficiary premium attributable to basic prescription drug coverage and 100% of the monthly beneficiary premium attributable to his or her supplemental prescription drug coverage (if any). The employer/union must pass through direct subsidy payments received from CMS to reduce the amount that the beneficiary pays.

(d) For all enrollees eligible for the Low Income Subsidy, the low income premium subsidy amount will first be used to reduce the portion of the monthly beneficiary premium attributable to basic prescription drug coverage paid by the enrollee, with any remaining portion of the premium subsidy amount then applied toward the portion of the monthly beneficiary premium attributable to basic prescription drug coverage paid by the employer/union.

(e) If the low income premium subsidy amount for which an enrollee is eligible is less than the portion of the monthly beneficiary premium paid by the enrollee, then the employer/union should communicate to the enrollee the financial consequences for the beneficiary of enrolling in the employer/union-only group

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

MA-PD as compared to enrolling in another Part D plan with a monthly beneficiary premium equal to or below the low income premium subsidy amount.

4. For non-calendar year employer/union-only group MA-PDs, MA Organization may determine benefits (including deductibles, out-of-pocket limits, etc.) on a non-calendar year basis subject to the following requirements:

(a) Applications, formularies, bids and other submissions to CMS must be submitted on a calendar year basis;

(b) The employer/union-only group MA-PD must be actuarially equivalent to defined standard coverage for the portion of its plan year that falls in a given calendar year. An employer/union-only group MA-PD will meet this standard if it is actuarially equivalent for the calendar year in which the plan year starts and no design change is made for the remainder of the plan year. In no event can MA Organization increase during the plan year the annual out-of-pocket threshold;

(c) After an enrollee's incurred costs exceed the annual out-of-pocket threshold, the employer/union-only group MA-PD must provide coverage that is at least actuarially equivalent to that provided under standard prescription drug coverage; eligibility for such coverage can be determined on a plan year basis.

C. ENROLLMENT REQUIREMENTS

1. MA Organization agrees to restrict enrollment in an employer/union-only group MA-PD to those individuals eligible for the employer's/union's employment-based group coverage.

2. MA Organization will not be subject to the requirement to offer the employer/union-only group MA-PD to all Medicare eligible beneficiaries residing in its service area as set forth in 42 CFR §422.50.

3. If an employer/union elects to enroll individuals eligible for its employer/union-only group MA-PD through a group enrollment process, MA Organization will not be subject to the individual enrollment requirements set forth in 42 CFR §422.60 and §423.32(b). MA Organization agrees that all individuals eligible for its employer/union-only group MA-PD will be advised that the employer/union contracting with MA Organization to offer an employer/union-only group MA-PD (hereinafter referred to as "employer/union") intends to enroll them into the plan through a group enrollment process unless the individual affirmatively opts out of such enrollment. MA Organization agrees that all such individuals will be provided this information at least 30 days prior to the effective date of the individual's enrollment in the employer/union-only group MA-PD. MA Organization agrees the information must include a summary of benefits offered under the employer/union-only group MA-PD, an explanation of how to get more information on such plan, and an explanation of how to contact Medicare for

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

information on other MA-PD plans that might be available to the individual. In addition, MA Organization agrees that all information necessary to effectuate enrollment must be submitted electronically to CMS, consistent with CMS instructions.

D. BENEFICIARY PROTECTIONS

1. Except as provided in II.D.2., CMS agrees that, with respect to any employer/union-only group MA-PDs, MA Organization will not be subject to the information requirements set forth in 42 CFR §423.48 and the prior review and approval of marketing materials and election forms requirements set forth in 42 CFR §422.80 and §423.50. MA Organization will be subject to all other disclosure and dissemination requirements contained in 42 CFR §422.111, §423.128 and in CMS guidance, including those requirements contained in the "Medicare Marketing Materials Guidelines for Medicare Advantage Plans (MAs), Medicare Advantage Prescription Drug Plans (MA-PDs), Prescription Drug Plans (PDPs) and 1876 Cost Plans."

2. CMS agrees that the disclosure and dissemination requirements set forth in 42 CFR §422.111 and §423.128 will not apply with respect to any employer/union-only group MA-PD when the employer/union is subject to alternative disclosure requirements (e.g., the Employee Retirement Income Security Act of 1974 ("ERISA")) and fully complies with such alternative requirements. MA Organization agrees to comply with the requirements for this waiver contained in employer/union-only group waiver guidance, including those requirements contained in Chapter 13 of the "Medicare Marketing Guidelines for Medicare Advantage Plans (MAs), Medicare Advantage Prescription Drug Plans (MA-PDs), Prescription Drug Plans (PDPs) and 1876 Cost Plans."

E. SERVICE AREA, FORMULARIES AND PHARMACY ACCESS

1. CMS agrees that employer/union-only group Local MA-PDs that provide coverage to individuals in any part of a State can offer coverage to retirees eligible for the employer/union-only group MA-PD throughout that State. CMS also agrees that employer/union-only group Regional MA-PDs that provide coverage to individuals in any part of a Region can offer coverage to retirees eligible for the employer/union-only group MA-PD throughout that Region.

2. CMS agrees that non-network Private Fee-for-Service employer/union-only group MA-PDs may extend coverage beyond their designated service areas to all enrollees of a particular employer/union-only group plan, regardless of where they reside in the nation, when the most substantial portion of the employer's employees (or in the case of a union, the union's participants) reside in the service area where the MA Organization, either itself or through subcontractors or other partners, is a provider of non-group MA-PD coverage. The MA Organization agrees to conduct an actual review of where the substantial portion of the

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

employer's/union's employees/participants reside and to maintain adequate supporting documentation of such review (including the date of such review, by whom the review was conducted, and any other relevant documentation to substantiate the review), and to permit CMS to audit and review such documentation. Such expanded service areas must have convenient Part D pharmacy access sufficient to meet the needs of enrollees wherever they reside.

3. MA Organization agrees to utilize, as the formulary for any employer/union-only group MA-PD, a base formulary that has received approval from CMS, in accordance with CMS formulary guidance, for use in a non-group MA-PD offered by MA Organization. Except as set forth in 42 CFR §423.120(b) and sub-regulatory guidance, MA Organization may not modify the approved base formulary used for any employer/union-only group MA-PD by removing drugs, adding additional utilization management restrictions, or increasing the cost-sharing status of a drug from the base formulary. Enhancements that are permitted to the base formulary include adding additional drugs, removing utilization management restrictions, and improving the cost-sharing status of drugs.

4. For any employer/union-only group MA-PD, MA Organization agrees to provide Part D benefits in the plan's service area utilizing a pharmacy network and formulary that meets the requirements of 42 CFR §423.120, with the following exception: CMS agrees that the retail pharmacy access requirements set forth in 42 CFR §423.120(a)(l) ("Tricare" standards) will not apply when the employer/union-only group MA-PD's pharmacy network is sufficient to meet the needs of its enrollees throughout the employer/union-only group MA-PD's service area, as determined by CMS. CMS may periodically review the adequacy of the employer/union-only group MA-PD's pharmacy network and require the employer/union-only group MA-PD to expand access if CMS determines that such expansion is necessary in order to ensure that the employer/union-only group MA-PD's network is sufficient to meet the needs of its enrollees.

F. PAYMENT TO MA ORGANIZATION

Except as provided in II.F. 1 through 4, payment under this Addendum will be governed by the rules of Subparts G and J of 42 CFR Part 423.

1. MA Organization acknowledges that the risk sharing, plan entry and retention bonus provisions of section 1858 of the Act and 42 CFR §422.458 shall not apply to any employer/union-only group Regional MA-PDs.

2. MA Organization acknowledges that the risk-sharing payment adjustment described in 42 CFR §423.336 is not applicable for any employer/union-only group MA-PD enrollee.

3. MA Organization will receive a monthly direct subsidy under 42 CFR Subpart G

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

for each employer/union-only group MA-PD enrollee equal to the amount of the national average monthly bid amount (not its approved standardized bid), adjusted for health status (as determined under 42 CFR §423.329(b)(l)) and reduced by the base beneficiary premium for the employer/union-only group MA-PD, as adjusted under 42 CFR §423.286(d)(3), if applicable. The further adjustments to the base beneficiary premium contained in 42 CFR §423.286(d)(l) and (2) will not apply.

4. MA Organization will not receive monthly reinsurance payment amounts in the manner set forth in 42 CFR §423.329(c)(2)(i) for any employer/union-only group MA-PD enrollee, but instead will receive the full reinsurance payment following the end of year reconciliation as described in 42 CFR §423.329(c)(2)(ii).

5. For non-calendar year plans:

(a) CMS payments will be determined on a calendar year basis;

(b) Low income subsidy payments and reconciliations will be determined based on the calendar year for which the payments are made; and

(c) MA Organization acknowledges that it will not receive reinsurance payments under 42 CFR §423.329(c).

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

In witness whereof, the parties hereby execute this Addendum.

Todd Farha	President and CEO
Printed Name	Title
/s/ Todd Farha	9-14-06
Signature	Date
Stone Harbor Insurance Co.	8735 Henderson Road-Ren 2 Tampa FL 33634
Organization	Address
FOR THE CENTERS FOR MEDICARE & MEDICAID SERVICES
/s/ Brenda Tranchida Brenda J. Tranchida Deputy Director Employer Policy & Operations Group Center for Beneficiary Choices	10/14/06

Medicare Advantage Attestation of Benefit Plan and Price
STONE HARBOR INSURANCE COMPANY
H6499
Date: 09/12/2006

I attest that the following plan numbers as established in the final Plan Benefit Package (PBP) will be operated by the above-stated organization and made available to eligible beneficiaries in the approved service area during program year 2007. I further attest that the organization will comply with all applicable program guidance that CMS has issued to date and will issue during the remainder of 2006 and 2007 pursuant to Medicare program authorizing statutes and regulations, including but not limited to, the 2007 Call Letters, the 2007 Solicitations for New Contract Applicants, and the CMS memoranda issued through the Health Plan Management System (HPMS).

Plan ID	Segment ID	Version	Plan Name	Plan Type	Transaction Type	MA Premium	Part D Premium	CMS Approval Date	Effective Date
005	0	3	Duet	PFFS	Initial	0.00	N/A	9/10/2006	01/01/2007
006	0	3	Summit	PFFS	Initial	91.00	0.00	9/10/2006	01/01/2007
007	0	3	Summit	PFFS	Initial	121.00	0.00	9/10/2006	01/01/2007
008	0	5	Summit	PFFS	Initial	135.60	5.30	9/10/2006	01/01/2007
009	0	5	Summit	PFFS	Initial	134.60	26.40	9/10/2006	01/01/2007
010	0	3	Summit	PFFS	Initial	132.90	48.10	9/10/2006	01/01/2007
011	0	3	Summit	PFFS	Initial	168.10	42.90	9/10/2006	01/01/2007
012	0	3	Freedom	PFFS	Initial	0.00	0.00	9/10/2006	01/01/2007
013	0	3	Concert	PFFS	Initial	0.00	0.00	9/10/2006	01/01/2007
014	0	3	Concert	PFFS	Initial	35.60	5.40	9/10/2006	01/01/2007
015	0	5	Concert	PFFS	Initial	48.30	31.70	9/10/2006	01/01/2007
016	0	3	Concert	PFFS	Initial	90.60	48.40	9/10/2006	01/01/2007
801	0	4	Employer Plan 5	PFFS	Initial	0.00	28.50	9/10/2006	01/01/2007
802	0	4	Employer Plan 6	PFFS	Initial	0.00	28.50	9/10/2006	01/01/2007

Page 1 of 2 - STONE HARBOR INSURANCE COMPANY - H6499 - 09/12/2006

* For all 800-series Plan IDs, plans have the flexibility to vary the premium amounts that they charge. Therefore, the amount listed in the "MA Premium" and "Part D Premium" columns may not coincide with the amount actually charged. For CY2007, the direct subsidy payment will be based on the national average monthly bid amount rather than on the bid submitted by the plan. Also, the base beneficiary premium will be used rather than the plan's premium as derived from their standardized bid in determining the low-income premium subsidy.

/s/ Todd Farha	9-14-06
CEO:	Date:
Todd Farha
CEO/President
8735 Henderson Rd Ren 2

Tampa, FL 33634
813-290-6200

CFO:
Paul Behrens	Date:
CFO
8735 Henderson Rd Ren 2

Tampa, FL 33634
813-290-6200

Page 2 of 2 - STONE HARBOR INSURANCE COMPANY - H6499 - 09/12/2006